     As filed with the Securities and Exchange Commission on June 12, 1996
                       Registration Statement No. ______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             --------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                             --------------------

                          APPLIED MICROBIOLOGY, INC.
            (Exact name of registrant as specified in its charter)


New York                   2083                          11-2653613
(State or other            (Primary Standard             (I.R.S.
jurisdiction of            Industrial Classification     Employer
incorporation)             Code Number)                  Identification No.)


Applied Microbiology, Inc.                       Fredric D. Price
771 Old Saw Mill River Road                      771 Old Saw Mill River Road
Tarrytown, New York 10591                        Tarrytown, New York 10591
(914) 347-5767                                   (914) 347-5767
(Address, including zip code,                    (Name, address, including
and telephone number, including                  zip code, and telephone number,
area code, of registrant's principal             including area code, of agent
executive offices)                               for service)

                                   Copies To:
                             Oscar D. Folger, Esq.
                                521 Fifth Avenue
                            New York, New York 10175

Approximate date of commencement of proposed sale to public:

         From time to time after the effective date of this Registration Statement depending on market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /__/

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X/

                        CALCULATION OF REGISTRATION FEE

                                                       Proposed Maximum    Proposed Maximum   Amount of
Title of Each Class of Securities        Amount Being  Offering Price      Aggregate          Registration Fee
Being Registered                           Registered  per Share (1)       Offering Price
- ---------------------------------        ------------  -----------------   ----------------   -----------------
Common Stock                                1,440,000           $7.03125        $10,125,000           $3,491.38

(1) Estimated for purposes of computing the registration fee pursuant to Rule 457(c) at $7.03125 per Share based upon the average of the high and low prices of $7.3125 and $6.75 respectively, on June 10, 1996.

                            -----------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            ----------------------

PROSPECTUS
                           APPLIED MICROBIOLOGY, INC.
                        1,440,000 Shares of Common Stock

                       --------------------------------

         This Prospectus relates to an aggregate of 1,440,000 shares of Common Stock of Applied Microbiology, Inc. (the "Company"), par value $.005 per share (the "Common Stock"). This Prospectus does not relate to the sale or issuance by the Company of any securities. Any securities will be offered for the respective accounts of the Selling Security Holders, who either currently own Common Stock or who will acquire Common Stock upon exercise of warrants which are owned by them. See "Selling Security Holders." The Company will receive the exercise prices payable upon such exercises. However, the Company will not receive any proceeds from the sale of the shares of Common Stock by the Selling Security Holders. The Company has been advised by the Selling Security Holders that there are no underwriting arrangements with respect to the sale of the Common Stock, that the Common Stock will be sold from time to time in the over-the-counter market at then prevailing prices and in private transactions at negotiated prices, and that usual and customary brokerage fees, if any, will be paid by the Selling Security Holders in connection therewith.

         The Company's Common Stock is traded on the Nasdaq National Market System under the symbol AMBI. As reported by Nasdaq for June 10, 1996, the last sale price for the Company's Common Stock was $7.25.


                             ---------------------

      THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

                             ---------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
 OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

==============================================================================
                  Price to        Underwriting Discounts   Proceeds to Selling
                  Public (1)      and Commissions          Security Holders(1)
                  ----------      ---------------          -------------------
Per Share ......                    -0-
                  --------------------------------------
==============================================================================

         (1)  Not determinable at present time.

           The date of this Prospectus is ___________________, 1996.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, registration statements, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., and at the Commission's Regional
Offices: Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois; 7 World Trade Center, New York, New York, and Suite 500, 5757 Wilshire Boulevard, Los Angeles, California, and with respect to registration statements, Suite 788, 1375 Peachtree Street, Atlanta, Georgia. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Company undertakes to provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such request should be directed to the Secretary, Applied Microbiology, Inc., 771 Old Saw Mill River Road, Tarrytown, New York 10591.



         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL OR AN OFFERING OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER AT ANY TIME SHALL IMPLY THAT THE INFORMATION PROVIDED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  THE COMPANY

         Applied Microbiology, Inc., (the "Company") is a New York corporation which was incorporated on June 29, 1983. The Company researches, develops, manufactures, and sells food ingredients, and researches, develops and manufactures special dietary foods and pharmaceuticals. The executive offices of the Company are located at 771 Old Saw Mill River Road, Tarrytown, New York 10591 and its telephone number at that address is 914-347-5767.


                                 RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN ANALYZING THIS OFFERING:

Government Regulation

         Healthcare and cosmetics

         Products which are intended for use in the diagnosis, cure, mitigation, treatment or prevention of disease in humans or animals are subject to extensive governmental regulation. All such products are subject to regulation for quality assurance, toxicology and safety. Products containing such agents must undergo thorough preclinical and clinical evaluations of performance as to safety and efficacy under approved protocols.

         The Company intends to pursue regulatory approval for the pharmaceutical and related uses of its products. The Company's proposed pharmaceutical products will be subject to the regulatory approval processes for new drugs. The Company believes that its products for the treatment of bovine mastitis will be considered animal drugs which are subject to approval by the Food and Drug Administration ("FDA") Center for Veterinary Medicine in the U.S. and by other developed countries' regulatory agencies. To take a product from the discovery stage through research and preclinical development to the point where the Company and/or its partners can make the necessary filing (to the FDA and governmental agencies outside the U.S.) to conduct human clinical trials may take several years. Regulatory requirements for human clinical trials are substantial, depend upon a variety of factors, vary by country, and will further add to the time necessary to determine whether a product candidate can be approved for human use. There can be no assurance that the Company's proposed products will prove to be safe and effective under these regulatory procedures.

         Foods and food processing

         Ingredients added to or used in food which are considered "food additives" require FDA approval in the U.S. unless, based on the submission of safety and functionality data, such ingredients are considered generally recognized as safe ("GRAS"). Use of GRAS food ingredients does not require FDA approval, but companies frequently submit petitions to the FDA which request that the FDA affirm GRAS status. The Company submitted a request to the FDA for such affirmation for the Company's nisin preparation. The FDA has affirmed that nisin or a nisin preparation which meets certain specifications is GRAS for use in pasteurized cheese spreads and pasteurized cheese spreads with fruits, vegetables, or meats (GRAS Affirmed uses). The use of Nisaplin(R) or nisin in cheese products and foods, other than for GRAS Affirmed uses, may occur based on the manufacturer or user determining that such use is GRAS. Such uses may necessitate a submission to FDA. Should such a submission to the FDA become necessary, timely action by the FDA cannot be assured.

Drug Related Risks

         Adverse side effects from the treatment of diseases and disorders in both human and animal patients may occur during clinical testing of a new drug on humans and animals. Such effects may delay FDA approval and even cause a company to terminate its efforts to develop a drug for commercial use. In addition, adverse side effects that develop after the FDA has approved a drug could result in legal action against a company. Drug developers and manufacturers, including the Company, may face substantial liability for damages in the event of adverse side effects or product defects identified with their products used in clinical tests or marketed to the public. There can be no assurance that the Company will be able to defend itself successfully in any suit that may be brought against it. Further, there can be no assurance that the Company will be able to satisfy any claims for which it may be held liable resulting from the use or misuse of products which it has developed, manufactured or sold.

Dependence on Key Executive and Skilled Personnel

         The business of the Company depends heavily upon the participation of Mr. Fredric D. Price, President and Chief Executive Officer of the Company. Loss of his services would adversely affect the operations of the Company. In addition, both the long term and short term success of the Company depend in large part upon its continued ability to attract and retain skilled scientific and managerial employees. There can be no assurance that the Company will at all times be able to attract such qualified individuals as a result of the highly competitive nature of the market for such persons.

Competition

         The Company believes that it produces the major part of the world's annual output of nisin. Nevertheless, there are a number of companies with greater financial resources than the Company who may be seeking to enter the industry. Nisaplin competes in the marketplace with other processes and additives, which to some extent are similar in function and in some circumstances are directly competitive.

         The Company is evaluating certain proprietary special dietary food products in the areas of cardiovascular disease, diabetes, infectious disease, and gastrointestinal disorders. Special Dietary Foods are foods that supply particular dietary needs or that may aid in the dietary management of disease and are sometimes known as medical foods, functional foods, or nutraceuticals.

         The Company was granted an exclusive license by a division of Orion Corporation ("Orion"), the largest pharmaceutical company in Finland, to make, have made, use and sell in the United States Orion's patented salt alternative. This product, currently being sold in Finland and Japan by Orion and its licensee, has significantly less sodium than regular salt and contains potassium and magnesium, essential minerals that may help in the dietary management of blood pressure. The Company is marketing this product to physicians for recommendation to their hypertensive patients and to those at risk of developing hypertension.


         The Company has not previously marketed products in this manner. Other larger food and pharmaceutical companies (with substantially greater financial resources and with relevant marketing experience) could acquire or develop products that may compete with the Company's salt alternative and with other special dietary food products that the Company may acquire in the future. There can be no assurance that the Company's salt alternative will be successful or that the Company will be able to develop or acquire other special dietary foods that have a substantial marketplace potential.

         The Company understands that there are numerous scientific laboratories which seek to develop alternative bacteriocins and other antimicrobial peptides. Success by competitors in work with other anti-bacterial or germicidal products may substantially and adversely affect the Company's prospects. Many of the large corporations that are involved in or are expected to enter the field of biotechnology have substantially greater financial, marketing and human resources than the Company and have the capability of providing significant long-term competition.


Dividends Not Likely

         The Company has never paid any dividends on its Common Stock. The payment of future dividends will be dependent upon earnings, financial requirements of the Company and other factors deemed relevant by the Company's Board of Directors. For the foreseeable future it is anticipated that any earnings which may be generated from operations of the Company will be used to finance the growth of the Company and that cash dividends will not be paid to holders of Common Stock.

Volatility of Stock Price

         The market prices for securities issued by small health care companies have been volatile. Announcements of technological innovations for new commercial products by the Company's competitors, adverse developments concerning regulatory review, proprietary rights and corporate plans, the introduction of new products and changes in general conditions in the pharmaceutical industry may have a significant impact on the Company's business and on the market price of the Common Stock.

Technological Obsolescence

     The fields in which the Company's products are being developed are undergoing rapid technological advances. There is no assurance that the Company will be in a position to take advantage of such advances. In addition, there can be no assurance that some of the Company's products will not be rendered obsolete as a result of the successful application of such technology by competitors.

Product Liability Claims and Uninsured Risks


     To the extent that the Company is successful in developing and marketing new products, it will be exposed to liability resulting from the use of such products. The Company has obtained product liability insurance for the products it currently markets and intends to obtain product liability insurance for products it will market in the future. Although the Company may apply for product liability insurance, there is no assurance that it will receive insurance or that such insurance will be sufficient to cover all possible liabilities.

Foreign Currency Risk

         The Company's principal subsidiary is located in the United Kingdom. Such subsidiary operates its business, including the billing of customers outside the U.S., in the Great Britain pound (GBP). In the United States, all transactions are denominated in U.S. dollars. The financial reporting currency for the Company is the U.S. dollar (USD). Therefore, investors are exposed to the risk of possible currency fluctuations between the GBP and the USD.

                            SELLING SECURITY HOLDERS

         The securities being offered hereby are for the accounts of the following persons:

                        Securities Owned    Securities         Securities to be
Name                     Before Offering     to be Sold     Owned after Offering

Burns Philp
& Company Limited         11,583,837(1)    1,400,000             10,183,837

Core Communications
Group, Inc.                   40,000(2)        5,000                 35,000

Gelvin Stevenson              18,160(3)        2,000                 16,160

Michael J. Bruderman           7,000(2)        2,000                  5,000

Thomas H. Bruderman           41,000(2)        6,000                 35,000

Prebin Daltoft                10,000(3)        7,500                  2,500

Lance R. Dalton               10,000(2)       10,000                    -0-

Robert M. Reich                9,937(3)        7,500                  2,437

- --------------------
(1)      Consists of shares of Common Stock.

(2)      Consists of shares of Common Stock issuable upon exercise of warrants.


(3)      Includes shares of Common Stock issuable upon exercise of warrants.


                              PLAN OF DISTRIBUTION

         The securities are being offered for the respective accounts of the Selling Security Holders. The Company will not receive any proceeds from the sale of any securities by the Selling Security Holders, although it will receive proceeds from the exercise of warrants by the Selling Security Holders.

         The sale of securities by the Selling Security Holders may be effected from time to time in transactions in the over-the-counter market, in negotiated transactions, or through a combination of such methods of sale, at fixed prices, which may be charged at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Security Holders may effect such transactions by selling the securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of the securities for which such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

         The Selling Security Holders and any broker-dealers who act in connection with the sale of the securities hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any sale of the securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

                                    EXPERTS

         The consolidated financial statements of the Company as of June 30, 1995 and 1994, and for each of the years of the three-year period ended June 30, 1995, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

         Certain legal matters in connection with this offering are being passed upon for the Company by Oscar D. Folger, Esq., 521 Fifth Avenue, New York, New York 10175. Mr. Folger's wife owns 5,000 shares of the Common Stock of the Company.


                                MATERIAL CHANGES


         There were no material changes required to be reported under this item.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents, which have been filed with the Commission by the Company are incorporated herein by reference and made a part hereof. The Commission file number for all documents which are incorporated by reference is 0-14983.

                  (1) Annual Report on Form 10-K for the fiscal year ended June 30, 1995.

                  (2) Quarterly Report on Form 10-Q for the three months ended September 30, 1995.

                  (3) Quarterly Report on Form 10-Q for the three months ended December 31, 1995.

                  (4) Quarterly Report on Form 10-Q for the three months ended March 31, 1996.

                  (5) The section entitled "Description of Securities" in the Company's Registration Statement on Form S-1 (Registration No. 33-4822) declared effective on August 28, 1986.

         In addition, any amendments to such document and all other reports, proxy statements and other documents of the Company hereafter filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the securities covered by this Prospectus, shall be deemed to be incorporated in this Prospectus and made a part hereof by reference from the date of filing of each such document. Any statement contained in an earlier document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                                INDEMNIFICATION

         The Company's by-laws provide that the Company will indemnify its directors and officers to the fullest extent permitted by law. The New York Business Corporation Law (the "BCL") provides that a corporation may indemnify a director or officer, made a party to a derivative action, against reasonable expenses actually and necessarily incurred by him in connection with the defense of such action, except in relation to matters as to which such director or officer is adjudged to have breached his duty to the corporation. In addition, the BCL provides that a corporation may indemnify a director or officer, made, or threatened to be made, a party to any action other than a derivative action on behalf of the indemnifying corporation, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             ADDITIONAL INFORMATION

         This Prospectus contains certain information concerning the Company and its securities, but does not contain all the information set forth in the Registration Statement and the Exhibits thereto filed with the Commission under the Securities Act of 1933, as amended, to which reference is made. Any summary from the Exhibits contained in this Prospectus is necessarily incomplete and must not be considered as a full statement of the provisions of such instruments.

                          APPLIED MICROBIOLOGY, INC.


                       1,440,000 Shares of Common Stock

                            ----------------------

                                  PROSPECTUS

                            ----------------------



                                June ___, 1996





         No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

                                    PART II

                    Information Not Required in Prospectus


Item 14.  Other Expenses of Issuance and Distribution.

         The expenses in connection with the issuance and distribution of the securities being registered under this Registration Statement are estimated as follows:

Securities and Exchange Commission fee..........     $ 3,491
Legal Fees and expenses.........................      10,000
Accountant's fees and expenses..................       4,000
Miscellaneous...................................         509
                                                     -------

                  Total.........................     $18,000

Item 15.  Indemnification of Directors and Officers.

         Section 5.04 of the Company's by-laws provides that the Company will indemnify its directors and officers to the fullest extent permitted by law.

     Section 722 of the New York Business Corporation Law provides that a corporation may indemnify a director or officer, made a party to a derivative action, against reasonable expenses actually and necessarily incurred by him in connection with the defense of such action, except in relation to matters as to which such director or officer is adjudged to have breached his duty to the corporation. Such indemnification does not include amounts paid in settling or otherwise disposing of a threatened or pending action which is settled or otherwise disposed of without court approval.

     Section 722 of the Business Corporation Law further provides that a corporation may indemnify a director or officer, made, or threatened to be made, a party to any action other than a derivative action on behalf of the indemnifying corporation, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     Section 723 specifies the manner in which payment of such indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been completely successful, whether on the merits or otherwise, in defending an action referred to in Section 722. In the event that the director or officer has not been wholly successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.
Section 724 provides that upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under

Sections 722 and 723. Section 725 provides that no indemnification agreement in any Certificate of Incorporation or By-Laws is valid unless consistent with the statute. In addition, Section 725 contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

     Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 16.  Exhibits.

Exhibit No.              Description
- -----------              -----------
(5)                Opinion of Oscar D. Folger

(23)(a)            Consent of Oscar D. Folger (Included in Exhibit (5))

(23)(b)            Consent of KPMG Peat Marwick LLP


Item 17.  Undertakings

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                       (i)  To include any prospectus required
by Section 10(a)(3) of the Securities Act of 1933;

                                       (ii) To reflect in the prospectus any
fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high and low and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                       (iii) To  include any material
information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                       Provided, however, that paragraphs
(1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  Signatures

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tarrytown, New York on the 7th day of June 1996.

                                       Applied Microbiology, Inc.

                                       By:  /s/
                                          -------------------------------------
                                       Fredric D. Price, President, CEO and
                                       Director

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Fredric D. Price as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

                             --------------------

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                          Date


/s/
- ------------------------
Douglas A. Cotter            Director                June 8, 1996



- ------------------------
Audrey T. Cross              Director


/s/
- ------------------------
John P. Friend               Director                June 7, 1996


- ---------------------------
Sheldon G. Gilgore           Chairman of the Board


/s/
- ------------------------
Colin Kop                    Director                June 8, 1996


/s/
- ------------------------
Peter E. Herring             Controller (Principal   June 7, 1996
                             Accounting Officer)

/s/
- ------------------------

Robert E. Pollack            Director                June 7, 1996



/s/
- ------------------------
Fredric D. Price             President, CEO and
                             Director                June 7, 1996
                             (Principal Financial
                               Officer)